Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K/A to be filed with the Securities and Exchange Commission on or around July 28, 2010 of our report dated July 21, 2010 relating to the consolidated financial statements of B&M Construction Co., Inc. and Subsidiaries, as of December 31, 2009 and 2008 and for the years then ended and to all references to our firm included in this Form 8-K/A.

/s/ Mallah Furman

Fort Lauderdale, Florida
July 28, 2010